UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2025

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

11311 Concept Blvd

Largo, Florida 33773

(Address of principal executive offices, including zip code)

(727) 392-6464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2025 (the “Effective Date”), Andrew Moller, 50, started serving in the role of Vice President, Corporate Controller of CONMED Corporation (the “Company”). On April 1, 2025, Mr. Moller was appointed Principal Accounting Officer, and Todd W. Garner, Executive Vice President of Finance and Chief Financial Officer, ceased serving in the role of Principal Accounting Officer. Kimberly A. Lockwood, who was acting as Interim Corporate Controller, has been promoted to Senior Director of Financial Reporting.

Mr. Moller served in a variety of roles at Smith & Nephew plc between 2019 and joining the Company, most recently as Vice President, Global Process Owner – Finance and previously as Chief Financial Officer – Asia Pacific Group. Prior thereto, Mr. Moller served in a variety of roles at Stanley Black & Decker from 2011 to 2019, including Director of Internal Audit. Mr. Moller is a certified public accountant and holds a Master of International Business Studies from the University of South Carolina and a Bachelor of Science degree in Business Administration from College of Charleston.

There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Moller.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025	CONMED CORPORATION
(Registrant)

	By:	/s/ Todd W. Garner
	Name:	Todd W. Garner
	Title:	Executive Vice President, Finance &
Chief Financial Officer